Exhibit 99.1

WILSHIRE BANCORP, INC.
CONTACT:
Alex Ko, EVP & CFO, (213) 427-6560	NEWS RELEASE
www.wilshirebank.com

Wilshire Bancorp Reports Net Income of $22.1 Million or

$0.31 Earnings per Share for Second Quarter 2012

LOS ANGELES, July 23, 2012 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (‘the Company”), the holding company for Wilshire State Bank (“the Bank”), today reported net income available to common shareholders of $22.1 million, or $0.31 per diluted common share, for the quarter ended June 30, 2012.  This compares to net income available to common shareholders of $2.1 million, or $0.04 per common share, for the same period of the prior year, and net income available to common shareholders of $17.9 million, or $0.25 per common share, for the first quarter of 2012.  The increase in net income for the second quarter of 2012 is primarily attributable to a $10.0 million negative provision for losses on loans and commitments and higher non-interest income.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We delivered another strong quarter that was driven by low credit costs, increased loan production, and improved net interest margin.  Our higher loan production helped generate 15% annualized growth in total gross loans during the second quarter.  Importantly, we believe we are achieving very balanced growth with meaningful increases in our commercial real estate, commercial and industrial, residential real estate, and SBA loan production.”

“We have also seen several consecutive quarters of positive trends in credit quality, which among other factors, contributes to our conclusion that it is the appropriate time for us to reduce our allowance for loan losses from the elevated level we built last year.  This resulted in recording a negative provision for loan losses of $10 million during the second quarter. If credit quality remains at its current level or improves further, we may determine that a further reduction in our allowance for loan losses going forward is appropriate. We expect to continue generating a strong level of profitability over the remainder of 2012, driven by low credit costs and a continued low tax rate.”  said Mr. Yoo.

Q2 2012 Summary:

•            Net income available to common shareholders of $22.1 million or $0.31 per diluted share

•            Loan originations increased 93.0% to $245.2 million in Q2 2012 from $127.0 million during Q1 2012

•            Non-accrual loans declined by 18.6% to $41.5 million in Q2 2012 from $51.0 million in Q1 2012

•            Reduction in criticized and classified loans during Q2 2012

•            Improved deposit mix with non-interest-bearing demand deposits increasing to 23.6% of total deposits for Q2 2012 from 23.0% for Q1 2012

•            Net interest margin expanded to 4.13% in Q2 2012 from 4.07% in Q1 2012

•            Improved credit quality and continued low net charge-offs resulted in $10.0 million negative provision for losses on loans and loan commitments in Q2 2012

•            Annualized return on average assets of 3.45% and return on average equity of 32.1% for Q2 2012

•            FDIC indemnification impairment of $2 million in Q2 2012

•            Fully repurchased shares of TARP preferred stock in addition to TARP warrants in Q2 2012

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $24.2 million in the second quarter of 2012, a decrease of 11% from $27.3 million in the second quarter of 2011, and a decrease of 1% from $24.4 million in the first quarter of 2012.  The decrease from the prior quarters is primarily due to a lower average balance of interest-earning assets and a reduction in overall loan yields in the second quarter of 2012.

Net interest margin was 4.13% for the second quarter of 2012, compared to 4.42% in the second quarter of 2011, and 4.07% for the first quarter of 2012. The increase in net interest margin from the first quarter of 2012 was primarily due to a higher percentage of loans in the mix of interest-earning assets, as well as a reduction in the cost of interest bearing deposits.  The increase in average loans and decline in higher costing time deposits were funded by a decline in cash and lower yielding federal funds sold which also contributed to the increase in net interest margin for the second quarter of 2012.

Loan yields declined to 5.71% for the second quarter of 2012 from 5.85% for the first quarter of 2012, primarily due to the addition of newly originated loans that have lower yields than the existing portfolio.  The total cost of deposits continued to decrease and was 0.74% for the second quarter of 2012, down from 0.78% for the first quarter of 2012.  The decrease was primarily due to lower rates paid on savings and time deposit accounts and an increase in demand deposit account balances.

Non-Interest Income

Total non-interest income was $8.5 million for the second quarter of 2012, compared to $1.7 million for the second quarter of 2011, and $6.4 million for first quarter of 2012.  The increase in non-interest income from the prior quarters is primarily due to higher gains on sales of loans.  The $3.3 million in net gains on sales of loans recognized in the second quarter of 2012 includes gains on sales of SBA loans totaling $2.5 million, net gains on sales of commercial real estate loans totaling $684 thousand, and gains on sales of residential mortgage loans of $129 thousand.

Non-Interest Expense

Total non-interest expense was $20.4 million for the second quarter of 2012, compared with $16.6 million for the second quarter of 2011, and $14.7 million for the first quarter of 2012.  The increase in total non-interest expense for the second quarter of 2012, compared to the first quarter of 2012 and second quarter of 2011 was primarily due to higher salaries and employee benefits expense, FDIC indemnification impairment expense and higher other non-interest expense.

Total salaries and employee benefits expense was $9.0 million in the second quarter of 2012, compared with $6.8 million in the second quarter of 2011 and $8.2 million in the first quarter of 2012.  The increase from the prior quarter is primarily due to the impact of annual salary increases given in the second quarter of 2012 and $271 thousand in stock-based compensation expense related to stock option grants made in the second quarter of 2012.

During the second quarter of 2012, the Company recorded an impairment of the FDIC indemnification assets amounting to $2.0 million.  The impairment reflected overall improved credit quality in the covered loan portfolio.

Other non-interest expenses for the second quarter of 2012 totaled $6.7 million, compared with $7.0 million in the second quarter of 2011 and $3.9 million in the first quarter of 2012.  The increase in other non-interest expenses from the prior quarter was primarily attributable to higher expenses related to other real estate owned (“OREO”), an increase in expenses related to low income housing tax credit investments, and an increase in legal fees.

The Company’s operating efficiency ratio was 62.2% for the second quarter of 2012, compared with 57.2% for the second quarter of 2011 and 47.8% for the first quarter of 2012.

Tax Provision

For the second quarter of 2012, the Company recorded an income tax provision totaling $215 thousand on pretax income of $22.4 million, representing a tax rate of 1.0%, compared to income tax benefit of $354 thousand on pretax income of $16.1 million, representing an effective tax rate of -2.2% for the previous quarter.  The second quarter of 2012 increase in the effective tax rate compared to the first quarter of 2012 was the result of non-recurring favorable State tax settlements in the first quarter offset by the effect of an increase in pretax income in the second quarter.

BALANCE SHEET

Total gross loans were $2.03 billion at June 30, 2012, compared to $1.95 billion at March 31, 2012.  The increase in total gross loans during the second quarter of 2012 was primarily due to increases in the commercial real estate, commercial and industrial, and residential real estate portfolios.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.

The following table shows “covered” and “non-covered” gross loans by loan type:

Loan Categories

	Quarter Ended
(Dollars In Thousands)	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Gross Non-Covered Loans
Construction	$27,030	$38,552	$61,832	$58,988	$70,304
Real Estate Secured	1,558,274	1,472,450	1,490,504	1,501,297	1,548,559
Commercial & Industrial	290,063	269,501	253,092	244,248	260,990
Consumer	13,530	16,362	15,001	16,013	15,350
Total Non-Covered Gross Loans	$1,888,897	$1,796,865	$1,820,429	$1,820,546	$1,895,203

Gross Covered Loans

Real Estate Secured	$119,985	$137,051	$137,144	$143,719	$154,020
Commercial & Industrial	18,756	20,824	28,267	33,103	38,170
Consumer	65	71	79	86	96
Total Covered Gross Loans	$138,806	$157,946	$165,490	$176,908	$192,286

Total Gross Loans

Construction	$27,030	$38,552	$61,832	$58,988	$70,304
Real Estate Secured	1,678,259	1,609,501	1,627,648	1,645,016	1,702,579
Commercial & Industrial	308,819	290,325	281,359	277,351	299,160
Consumer	13,595	16,433	15,080	16,099	15,446
Total Gross Loans	$2,027,703	$1,954,811	$1,985,919	$1,997,454	$2,087,489

Loan originations for the second quarter of 2012 totaled $245.2 million. This compares to total loan originations of $127.0 million for the first quarter of 2012 and $82.2 million for the second quarter of 2011.

The increase in total loan originations from the prior quarter was attributable to a large increase in originations of commercial and industrial loans, real estate secured loans, and residential mortgage loans.

The following table shows quarterly loan originations by loan type:

LOAN ORIGINATIONS

(Dollars In Thousands)

	Quarter Ended
	June 30, 2012		March 31, 2012		June 30, 2011

Real Estate Secured	$81,782	33%	$46,029	36%	$39,066	47%
Commercial & Industrial	50,469	21%	27,222	22%	11,200	14%
Consumer	304	0%	100	0%	47	0%
SBA Loans	37,989	16%	33,043	26%	27,665	34%
Residential Mortgage Loans	74,673	30%	20,630	16%	4,205	5%
Total Loan Originations	$245,217	100%	$127,024	100%	$82,183	100%

During the second quarter of 2012 the Company had a 44% reduction in cash and cash equivalents.  These funds were used to repurchase shares of TARP preferred stock, fund loan origination, and to supplement the departure of high cost deposits.  As such, our balance sheet composition has improved with greater interest earnings asset capacity, evidenced in our margin increase in the second quarter.

Total OREO was $4.4 million at June 30, 2012, compared with $2.3 million at March 31, 2012.  Outflow from OREO in the second quarter of 2012 consisted of 4 sold properties totaling approximately $2.7 million. Inflow to OREO in the second quarter of 2012 consisted of 6 properties totaling approximately $4.9 million. The remaining change in OREO was a result of valuation write-downs during the second quarter of 2012.

Total deposits were $2.18 billion at June 30, 2012, compared with $2.21 billion at March 31, 2012.  Decreases in savings, interest checking and time deposits were partially offset by increases in non-interest bearing demand and money market deposits during the second quarter of 2012.  Other liabilities declined by $60.0 million during the second quarter of 2012 as holdover funds set aside as a payable for the repurchase of 60,000 shares TARP preferred stock were paid out in April 2012.  The warrant to purchase 949,460 shares of our common stock, issued to the US Treasury in connection with the TARP preferred stock issuance, was repurchased during the second quarter of 2012 and the remaining 2,158 shares of TARP preferred stock was redeemed in July 2012.  As such, the Company is completely out of the TARP Capital Purchase Program as of this release date.

CREDIT QUALITY

The Company has experienced improving credit trends for over a year with declining trends in non-performing loans, delinquent loans, TDR loans, and net charge-offs.  Non-accrual loans have declined by over 45% from June 30, 2011 to June 30, 2012 and delinquencies have declined by over 65% for the same period.  Inflow and outflow trends for non-performing and delinquent loans have also improved with consistently low levels of inflows into each of these categories.  With the improvement in credit quality, the Company’s loss experience has steadily declined, with net charge-off totaling less than $4 million in each of the past three quarters.

In light of the continued improvements in credit quality mentioned above, the Company recorded a negative provision for losses on loans and loan commitments of $10.0 million in the second quarter of 2012.  The allowance for loan losses totaled $89.1 million, or 4.54% of gross loans (excluding loans held-for-sale) at June 30, 2012, compared to $99.8 million, or 5.24% of gross loans at March 31, 2012.  The coverage ratio of the allowance for loan losses to non-performing assets was 190.6% at June 30, 2012, compared with

184.20% at March 31, 2012.  Allowance coverage of legacy Wilshire loans was 4.89% at June 30, 2012, compared with 5.69% at March 31, 2012.

Non-Accrual Loans

At June 30, 2012, total non-covered non-accrual loans was $35.0 million, or 1.85% of gross non-covered loans, compared to $35.5 million, or 1.97% of gross non-covered loans, at March 31, 2012, and $59.4 million, or 3.13% of gross non-covered loans, at June 30, 2011.

The following table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
Construction	$8,139	$8,139	$12,548	$316	$12,000
Real Estate Secured	25,762	26,082	15,696	37,454	46,447
Commercial & Industrial	1,095	1,261	1,573	1,764	808
Consumer	—	—	—	—	144
Total Non-Covered Non-Accrual Loans	$34,996	$35,482	$29,817	$39,534	$59,399

Covered Loans

Real Estate Secured	$6,396	$15,400	$13,392	$15,322	$16,392
Commercial & Industrial	93	109	623	1,609	2,151
Total Covered Non-Accrual Loans	$6,489	$15,509	$14,015	$16,931	$18,543

Total Non-Accrual Loans

Construction	$8,139	$8,139	$12,548	$316	$12,000
Real Estate Secured	32,158	41,482	29,088	52,776	62,839
Commercial & Industrial	1,188	1,370	2,196	3,373	2,959
Consumer	—	—	—	—	144
Total Non-Accrual Loans	$41,485	$50,991	$43,832	$56,465	$77,942

The decrease in total non-accrual loans is primarily attributable to the sale of two non-performing commercial real estate loans.  One of these loans was a legacy Wilshire loan with a balance of $1.3 million and the other was a covered loan with a balance of $5.1 million. The loans were sold for a net gain of $520 thousand.  In addition to the loan sales mentioned above, $1.5 million in loans were sold through short sale transactions during the second quarter of 2012.

The inflow into total (covered and non-covered) non-accrual loans was $6.1 million in the second quarter of 2012, compared with inflow of $14.4 million in the first quarter of 2012. Total outflow from total non-accrual loans was $15.6 million during the second quarter of 2012, compared with $7.2 million for the first quarter of 2012.  The increase in outflow of non-accrual loans reflects an increase in sales of non-performing loans during the second quarter in addition to an increase in loans transferred to OREO

Impaired Loans

Loans are classified as impaired when, based on current information, it is probable that the Company will not be able to collect all principal and interest payments due in accordance with the terms of the loan.  Non-covered impaired loans at June 30, 2012 totaled $60.3 million, compared with $57.9 million at March 31, 2012, and $91.2 million at June 30, 2011.  Total inflows (covered and non-covered) into impaired loans were $14.9 million in the second quarter of 2012, compared to $19.0 million in the first quarter of 2012.  Total outflows increased to $20.3 million during the second quarter of 2012 compared to $14.2 million during the previous quarter.

Total impaired loans by loan category are shown in the table below:

IMPAIRED LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
Construction	$8,139	$8,139	$12,548	$316	$12,000
Real Estate Secured	45,310	42,518	37,424	60,365	74,845
Commercial & Industrial	6,848	7,232	4,754	4,978	4,216
Consumer	—	—	—	—	136
Total Non-Covered Impaired Loans	$60,297	$57,889	$54,726	$65,659	$91,197

Covered Loans

Real Estate Secured	$8,493	$16,179	$14,175	$16,169	$19,236
Commercial & Industrial	1,216	1,368	1,718	2,380	2,922
Total Covered Impaired Loans	$9,709	$17,547	$15,893	$18,549	$22,158

Total Impaired Loans

Construction	$8,139	$8,139	$12,548	$316	$12,000
Real Estate Secured	53,803	58,697	51,599	76,534	94,081
Commercial & Industrial	8,064	8,600	6,472	7,358	7,138
Consumer	—	—	—	—	136
Total Impaired Loans	$70,006	$75,436	$70,619	$84,208	$113,355

Troubled Debt Restructured Loans

At June 30, 2012, total non-covered troubled debt restructured loans or “TDR loans”, were $24.2 million, compared to $18.7 million at March 31, 2012, and $22.3 million at June 30, 2011.  The increase in non-covered TDR loans from the prior quarter is primarily due to the Company’s increased use of A/B note structures as a problem loan resolution strategy.

Total TDR loans by loan category are shown in the table below:

TROUBLED DEBT RESTRUCTURED LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
Real Estate Secured	$18,347	$12,648	$11,460	$10,568	$18,733
Commercial & Industrial	5,845	6,046	3,235	2,538	3,529
Total Non-Covered TDR Loans	$24,192	$18,694	$14,695	$13,106	$22,262

Covered Loans

Real Estate Secured	$2,372	$7,964	$6,377	$6,493	$8,518
Commercial & Industrial	1,138	1,283	1,311	1,429	1,473
Total Covered TDR Loans	$3,510	$9,247	$7,688	$7,922	$9,991

Total TDRs Loans

Real Estate Secured	$20,719	$20,612	$17,837	$17,061	$27,251
Commercial & Industrial	6,983	7,329	4,546	3,967	5,002
Total TDR Loans	$27,702	27,941	$22,383	$21,028	$32,253

Of the total $27.7 million in TDR loans at June 30, 2012, $6.1 million in TDR loans were also classified as non-accrual, of which $5.8 million was non-covered. The remaining TDR loans were performing in accordance with their modified terms.

Loan Delinquencies (Excluding Non-Accrual Loans)

At June 30, 2012, total non-covered loan delinquencies were $10.8 million, compared with $9.1 million at March 31, 2012, and $28.4 million at June 30, 2011.  Total inflow into loan delinquencies was $8.2 million in the second quarter of 2012, compared with $7.5 million in the prior quarter.  Total outflow from loan delinquencies was $7.0 million in the second quarter of 2012, compared with $12.7 million in the prior quarter.

Delinquent loans by days past due are reflected in the table below:

DELINQUENT  LOANS -  By Days Past Due

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
30 - 59 Days Past Due	$8,461	$5,361	$4,890	$4,146	$11,782
60 - 89 Days Past Due	1,412	2,837	9,762	2,963	16,594
90 Days, and still accruing	923	933	—	190	—
Total Non-Covered Delinquent Loans	$10,796	$9,131	$14,652	$7,299	$28,376

Covered Loans

30 - 59 Days Past Due	$696	$987	$355	$572	$3,303
60 - 89 Days Past Due	—	240	513	186	1,227
90 Days, and still accruing	—	—	—	—	—
Total Covered Delinquent Loans	$696	$1,227	$868	$758	$4,530

Total Delinquent Loans

30 - 59 Days Past Due	$9,157	$6,348	$5,245	$4,718	$15,085
60 - 89 Days Past Due	1,412	3,077	10,275	3,149	17,821
90 Days, and still accruing	923	933	—	190	—
Total Delinquent Loans	$11,492	$10,358	$15,520	$8,057	$32,906

Of the total $11.5 million in delinquent loans at June 30, 2012, $8.8 million was comprised of delinquent real estate secured loans and $2.7 million consisted of delinquent commercial and industrial loans. Over 50% of total delinquent loans at June 30, 2012 were past due less than 32 days.

Loan Classifications

At June 30, 2012, total non-covered classified loans (loans graded substandard, doubtful, and loss) totaled $159.0 million, compared with $154.8 million at March 31, 2012, and $158.0 million at June 30, 2011.  Non-covered criticized loans (loans graded special mention) were $75.2 million at June 30, 2012, compared with $93.3 million at March 31, 2012 and $156.2 million at June 30, 2011.  Classified assets ratios (classified assets divided by Tier 1 capital plus allowance for loan losses) at the end of the second quarter of 2012 was 43.8%.

The increase in non-covered classified loans was primarily due to the downgrading of several loans from special mention to substandard during the second quarter of 2012.  The downgrades were primarily due to decreases in cash flows at the underlying businesses.

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
Special Mention	$75,219	$93,303	$119,434	$159,248	$156,249
Substandard	153,699	148,788	136,559	108,616	140,645
Doubtful	5,316	6,032	5,769	14,911	17,367
Total Non-Covered Gross Loans	$234,234	$248,123	$261,762	$282,775	$314,261

Covered Loans

Special Mention	$9,126	$15,357	$17,438	$14,342	$12,639
Substandard	24,591	27,087	22,487	25,180	35,006
Doubtful	3,405	11,668	10,578	8,511	5,806
Total Covered Gross Loans	$37,122	$54,112	$50,503	$48,033	$53,451

Total Loans

Special Mention	$84,345	$108,660	$136,872	$173,590	$168,888
Substandard	178,290	175,875	159,046	133,796	175,651
Doubtful	8,721	17,700	16,347	23,422	23,173
Total Gross Loans	$271,356	$302,235	$312,265	$330,808	$367,712

Loan Charge-offs

Non-covered loan charge-offs for the second quarter of 2012 totaled $3.2 million, compared to $4.1 million in the first quarter of 2012, and $14.2 million in the second quarter of 2011.

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS

(Dollars In Thousands)

	Quarter Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Non-Covered Loans
Construction	$—	$—	$—	$—	$3,000
Real Estate Secured	2,734	2,826	829	8,507	9,012
Commercial & Industrial	502	1,299	2,543	2,973	2,185
Consumer	1	1	1	217	9
Total Non-Covered Charge-Offs Loans	$3,237	$4,126	$3,373	$11,697	$14,206

Covered Loans

Real Estate Secured	$196	$102	$426	$436	$16
Commercial & Industrial	9	136	268	384	(48)
Total Covered Charge-Offs Loans	$205	$238	$694	$820	$(32)

Total Loan Charge-Offs

Construction	$—	$—	$—	$—	$3,000
Real Estate Secured	2,930	2,928	1,255	8,943	9,028
Commercial & Industrial	511	1,435	2,811	3,357	2,137
Consumer	1	1	1	217	9
Total Charge-Offs Loans	$3,442	$4,364	$4,067	$12,517	$14,174

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	June 30, 2012	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	13.62%	5.00%	219,913
Tier 1 Risk-Based Capital Ratio	18.11%	6.00%	232,400
Total Risk-Based Capital Ratio	19.41%	10.00%	180,472
Tangible Common Equity To Tangible Assets	10.88%	N/A	N/A
Tangible Common Equity Per Common Share	$3.94	N/A	N/A

CONFERENCE CALL

Management will host its quarterly conference call on July 24, 2012, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-713-8310 (domestic number) or 617-597-5308 (international number) and entering passcode #28342920.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  Statements concerning future performance, events, financial condition, results of operations, plans or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, and (17) general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company’s will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	June 30,	March 31,	Three Months	June 30,	Twelve Months
	2012	2012	% Change	2011	% Change
ASSETS:
Cash and Due from Banks	$147,202	$200,581	-27%	$97,499	51%
Federal Funds Sold and Other Cash Equivalents	60,004	170,007	-65%	115,005	-48%
Total Cash and Cash Equivalents	207,206	370,588	-44%	212,504	-2%

Investment Securities Available For Sale	298,364	292,305	2%	307,309	-3%
Investment Securities Held To Maturity	57	62	-8%	74	-23%
Total Investment Securities	298,421	292,367	2%	307,383	-3%
Loans:

Loans Held For Sale	66,485	48,128	38%	66,429	0%

Real Estate Construction	26,386	37,971	-31%	57,637	-54%
Residential Real Estate	117,318	106,361	10%	90,715	29%
Commercial Real Estate	1,502,273	1,462,111	3%	1,558,067	-4%
Commercial and Industrial	297,049	279,665	6%	294,438	1%
Consumer	13,580	16,419	-17%	15,430	-12%
Total Loans Receivable	1,956,606	1,902,527	3%	2,016,287	-3%
Allowance For Loan Losses	(89,134)	(99,826)	-11%	(110,995)	-20%
Total Loans, Net of Allowance for Loan Losses	1,933,957	1,850,829	4%	1,971,721	-2%

Accrued Interest Receivable	7,806	8,385	-7%	8,082	-3%
Due from Customers on Acceptances	382	174	120%	509	-25%
Other Real Estate Owned	4,351	2,271	92%	8,499	-49%
Premises and Equipment	12,248	12,168	1%	13,243	-8%
Federal Home Loan Bank (FHLB) Stock, at Cost	14,051	14,781	-5%	17,033	-18%
Cash Surrender Value of Life Insurance	20,181	20,036	1%	19,582	3%
Investment in affordable housing partnerships	36,007	37,020	-3%	33,697	7%
Deferred Income Taxes	6,115	2,384	157%	19,112	-68%
Servicing Assets	9,505	9,013	5%	8,561	11%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	12,629	18,901	-33%	21,912	-42%
Other Assets	21,865	16,910	29%	32,739	-33%
TOTAL ASSETS	$2,591,399	$2,662,502	-3%	$2,681,252	-3%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$514,418	$508,292	1%	$449,270	15%
Savings and Interest Checking	129,157	135,622	-5%	110,097	17%
Money Market Deposits	622,177	602,169	3%	587,442	6%
Time Deposits in denomination of $100,000 or more	608,123	634,039	-4%	646,238	-6%
Other Time Deposits	306,123	330,151	-7%	360,825	-15%
Total Deposits	2,179,998	2,210,273	-1%	2,153,872	1%

FHLB borrowings	—	—	0%	110,000	-100%
Acceptance Outstanding	382	174	120%	509	-25%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	3,238	3,429	-6%	3,651	-11%
Other Liabilities	31,404	91,409	-66%	35,730	-12%
Total Liabilities	2,302,343	2,392,606	-4%	2,391,083	-4%

SHAREHOLDERS’ EQUITY:
Preferred Stock	—	2,123	-100%	60,721	-100%
Common Stock	164,480	164,876	0%	164,585	0%
Retained Earnings	117,137	95,026	23%	61,106	92%
Accumulated Other Comprehensive Income	7,439	7,871	-5%	3,757	98%
Total Shareholders’ Equity	289,056	269,896	7%	290,169	0%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,591,399	$2,662,502	-3%	$2,681,252	-3%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	June 30, 2012	March 31, 2012	% Change	June 30, 2011	% Change
INTEREST INCOME
Interest and Fees on Loans	$26,808	$27,121	-1%	$30,767	-13%
Interest on Investment Securities	1,560	1,525	2%	2,156	-28%
Interest on Federal Funds Sold	423	601	-30%	74	472%
Total Interest Income	28,791	29,247	-2%	32,997	-13%

INTEREST EXPENSE
Deposits	4,015	4,255	-6%	4,663	-14%
FHLB Advances and Other Borrowings	532	553	-4%	999	-47%
Total Interest Expense	4,547	4,808	-5%	5,662	-20%

Net Interest Income Before (Credit) Provision for Losses on Loans and Loan Commitments	24,244	24,439	-1%	27,335	-11%
(Credit) Provision for Losses on Loans and Loan Commitments	(10,000)	—	0%	10,300	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	34,244	24,439	40%	17,035	101%

NONINTEREST INCOME
Service Charges on Deposits	3,238	3,226	0%	3,149	3%
Gain (Loss) on Sales of Loans, Net	3,254	758	329%	(3,606)	N/A
Gain on Sale of Investment Securities	—	3	-100%	6	-100%
Other	2,022	2,399	-16%	2,179	-7%
Total Noninterest Income	8,514	6,386	33%	1,728	393%

NONINTEREST EXPENSES
Salaries and Employee Benefits	9,038	8,162	11%	6,753	34%
FDIC Indemnification Impairment	2,000	—	0%	—	0%
Occupancy & Equipment	1,950	1,942	0%	2,053	-5%
Data Processing	717	732	-2%	773	-7%
Other	6,663	3,891	71%	7,035	-5%
Total Noninterest Expenses	20,368	14,727	38%	16,614	23%

Income Before Income Taxes	22,390	16,098	39%	2,149	942%
Income Taxes Provision (Benefit)	215	(354)	N/A	(877)	N/A
NET INCOME	$22,175	$16,452	35%	$3,026	633%

Preferred Stock Cash Dividend	(29)	(802)	-96%	(778)	-96%
Accretion of Preferred Stock Discount	(35)	(1,123)	-97%	(135)	-74%
One-time Adjustment From Repurchase of Preferred Stock	—	3,389	-100%	—	0%
Total Preferred Stock Related Adjustment	(64)	1,464	N/A	(913)	-93%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$22,111	$17,916	23%	$2,113	946%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.31	$0.25	23%	$0.04	636%
Diluted Income Per Common Share	$0.31	$0.25	23%	$0.04	635%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,285,870	71,282,518		50,151,459
Diluted	71,385,624	71,311,209		50,165,970

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Six Months Ended		Twelve Mths
	June 30, 2012	June 30, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$53,929	$64,229	-16%
Interest on Investment Securities	3,085	4,139	-25%
Interest on Federal Funds Sold	1,023	253	304%
Total Interest Income	58,037	68,621	-15%

INTEREST EXPENSE
Deposits	8,269	9,773	-15%
FHLB Advances and Other Borrowings	1,085	2,217	-51%
Total Interest Expense	9,354	11,990	-22%

Net Interest Income Before (Credit) Provision for Losses on Loans and Loan Commitments	48,683	56,631	-14%
(Credit) Provision for Losses on Loans and Loan Commitments	(10,000)	55,100	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	58,683	1,531	3733%

NONINTEREST INCOME
Service Charges on Deposits	6,464	6,229	4%
Gain (Loss) on Sales of Loans, Net	4,012	(14)	N/A
Gain on Sale of Investment Securities	3	42	-93%
Other	4,422	4,134	7%
Total Noninterest Income	14,901	10,391	43%

NONINTEREST EXPENSES
Salaries and Employee Benefits	17,200	14,569	18%
FDIC Indemnification Impairment	2,000	—	0%
Occupancy & Equipment	3,892	4,033	-3%
Data Processing	1,449	1,485	-2%
Other	10,556	13,992	-25%
Total Noninterest Expenses	35,097	34,079	3%

Income (Loss) Before Income Taxes	38,487	(22,157)	-274%
Income Taxes (Benefit) Provision	(139)	26,010	-101%
NET INCOME (LOSS)	$38,626	$(48,167)	-180%

Preferred Stock Cash Dividend	(830)	(1,555)	-47%
Accretion of Preferred Stock Discount	(1,158)	(271)	327%
One-time Adjustment From Repurchase of Preferred Stock	3,389	—	0%
Total Preferred Stock Related Adjustment	1,401	(1,826)	N/A

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$40,027	$(49,993)	N/A

PER COMMON SHARE INFORMATION:
Basic Income (Loss) Per Common Share	$0.56	$(1.25)	N/A
Diluted Income (Loss) Per Common Share	$0.56	$(1.25)	N/A

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,284,194	39,870,987
Diluted	71,344,150	39,870,987

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	June 30, 2012	March 31, 2012	June 30, 2011

Average Assets	$2,570,530	$2,641,982	$2,750,894
Average Equity	276,021	314,980	218,551
Average Net Loans	1,877,716	1,855,310	2,072,244
Average Deposits	2,169,831	2,179,151	2,198,081
Average Time Deposits in denomination of $100,000 or more	616,612	646,162	654,647
Average Interest Earning Assets	2,365,217	2,422,351	2,496,763

	Six Months Ended
AVERAGE BALANCES	June 30, 2012	June 30, 2011

Average Assets	$2,606,256	$2,835,932
Average Equity	295,500	225,050
Average Net Loans	1,866,513	2,144,759
Average Deposits	2,174,491	2,256,084
Average Time Deposits in denomination of $100,000 or more	631,387	665,088
Average Interest Earning Assets	2,393,784	2,558,838

	Quarter Ended
PROFITABILITY	June 30, 2012	March 31, 2012	June 30, 2011

Annualized Return on Average Assets	3.45%	2.49%	0.44%
Annualized Return on Average Equity	32.14%	20.89%	5.54%
Efficiency Ratio	62.18%	47.78%	57.17%
Annualized Operating Expense/Average Assets	3.17%	2.23%	2.42%
Annualized Net Interest Margin	4.13%	4.07%	4.42%

	Six Months Ended
PROFITABILITY	June 30, 2012	June 30, 2011

Annualized Return on Average Assets	2.96%	-3.40%
Annualized Return on Average Equity	26.14%	-42.81%
Efficiency Ratio	55.20%	50.85%
Annualized Operating Expense/Average Assets	2.69%	2.40%
Annualized Net Interest Margin	4.10%	4.46%

	As Of
DEPOSIT COMPOSITION	June 30 ,2012	Cost of Funds	March 31 ,2012	Cost of Funds	June 30 ,2011	Cost of Funds

Noninterest Bearing Demand Deposits	23.6%	0.00%	23.0%	0.00%	20.9%	0.00%
Savings & Interest Checking	5.9%	2.05%	6.1%	2.22%	5.1%	2.31%
Money Market Deposits	28.5%	0.83%	27.2%	0.84%	27.3%	0.93%
Time Deposits of $100,000 or More	27.9%	0.84%	28.7%	0.90%	30.0%	0.97%
Other Time Deposits	14.0%	1.01%	14.9%	1.04%	16.8%	1.11%
Total Deposits	100.0%	0.74%	100.0%	0.78%	100.0%	0.85%

	As Of
CAPITAL RATIOS	June 30 ,2012	March 31 ,2012	June 30 ,2011

Tier 1 Leverage Ratio	13.62%	12.49%	12.88%
Tier 1 Risk-Based Capital Ratio	18.11%	18.00%	17.70%
Total Risk-Based Capital Ratio	19.41%	19.31%	19.10%
Total Shareholders’ Equity	$289,056	$269,896	$290,169
Book Value Per Common Share	$4.05	$3.76	$3.22
Tangible Common Equity Per Common Share *	$3.94	$3.65	$3.10
Tangible Common Equity to Tangible Assets **	10.88%	9.79%	8.28%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Balance at Beginning of Period	$99,826	$102,982	$105,306	$110,995	$114,842
(Credit) Provision for Losses on Loans	(9,000)	—	1,500	3,180	10,123
Recoveries on Loans Previously Charged-off	1,750	1,208	243	3,648	204
Less Charge-offs	(3,442)	(4,364)	(4,067)	(12,517)	(14,174)
Balance at End of Period	$89,134	$99,826	$102,982	$105,306	$110,995

Net Loan Charge-offs/Average Total Loans	0.09%	0.17%	0.20%	0.46%	0.67%
Charge-offs/Average Total Loans	0.18%	0.24%	0.22%	0.65%	0.68%
Allowance for Loan Losses/Gross Loans *	4.54%	5.24%	5.33%	5.47%	5.49%
Allowance for Loan Losses/Legacy Wilshire Loans *	4.89%	5.69%	5.81%	6.00%	6.07%
Allowance for Loan Losses/Non-accrual Loans	214.86%	195.77%	234.95%	186.50%	142.41%
Allowance for Loan Losses/Legacy Non-accrual Loans	254.70%	281.34%	345.38%	266.36%	186.86%
Allowance for Loan Losses/Non-performing Loans	210.18%	192.25%	234.95%	185.87%	142.41%
Allowance for Loan Losses/Legacy Non-performing Loans	248.15%	274.13%	345.38%	265.09%	186.86%
Allowance for Loan Losses/Non-performing Assets	190.62%	184.20%	197.84%	159.70%	128.41%
Allowance for Loan Losses/Legacy Non-performing Assets	238.90%	258.04%	285.36%	217.82%	167.16%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

(Unaudited)

	Quarter Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Non-accrual Loans:
Non-covered	$34,996	$35,482	$29,817	$39,534	$59,399
Covered	6,489	15,509	14,015	16,931	18,543
Total	41,485	50,991	43,832	56,465	77,942

Loans 90 days or more past due and still accruing:
Non-covered	923	933	—	190	—
Covered	—	—	—	—	—
Total	923	933	—	190	—

Total Non-performing Loans:
Non-covered	35,919	36,415	29,817	39,724	59,399
Covered	6,489	15,509	14,015	16,931	18,543
Total	42,408	51,924	43,832	56,655	77,942

OREO and Repossessed Vehicles:
Non-covered	1,391	2,271	6,271	8,620	7,001
Covered	2,960	—	1,950	664	1,498
Total	4,351	2,271	8,221	9,284	8,499

Total Non-performing Assets:
Non-covered	37,310	38,686	36,088	48,344	66,400
Covered	9,449	15,509	15,965	17,595	20,041
Total	$46,759	$54,195	$52,053	$65,939	$86,441

Total Non-performing Loans/Gross Loans	2.09%	2.66%	2.21%	2.84%	3.73%
Total Legacy Non-performing Loans/Legacy Gross Loans	1.90%	2.03%	1.64%	2.18%	3.13%

Total Non-performing Assets/Total Assets	1.80%	2.04%	1.93%	2.46%	3.22%
Total Legacy Non-performing Assets/Total Assets	1.44%	1.45%	1.34%	1.80%	2.48%

(continued)

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Balance at beginning of period	$3,423	$3,423	$3,423	$4,103	$3,926
(Credit) provision for losses on off-balance sheet items	(1,000)	—	—	(680)	177
Balance at end of period	$2,423	$3,423	$3,423	$3,423	$4,103

	Six Months Ended
	June 30, 2012	June 30, 2011

Balance at beginning of period	$3,423	$3,926
(Credit) provision for losses on off-balance sheet items	(1,000)	177
Balance at end of period	$2,423	$4,103

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	June 30, 2012	March 31, 2012	June 30, 2011

Total shareholders’ equity	$289,056	$269,896	$290,169
Preferred stock, net of discount	—	(2,123)	(60,721)
Goodwill and other intangible assets, net	(7,854)	(7,925)	(8,158)
Tangible common equity	$281,202	$259,848	$221,290

Total assets	$2,591,399	$2,662,502	$2,681,252
Goodwill and other intangible assets, net	(7,854)	(7,925)	(8,158)
Tangible assets	$2,583,545	$2,654,577	$2,673,094

Common shares outstanding	71,287,518	71,282,518	71,291,614

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	June 30, 2012			March 31, 2012			June 30, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,671,048	$22,657	5.42%	$1,665,217	$22,914	5.50%	$1,883,055	$26,075	5.54%
Commercial Loans	295,630	3,657	4.95%	281,761	3,397	4.82%	299,078	3,873	5.18%
Consumer Loans	15,283	100	2.62%	15,740	105	2.67%	14,809	114	3.08%
Total Gross Loans	1,981,961	26,414	5.33%	1,962,718	26,416	5.38%	2,196,942	30,062	5.47%
Loan Fees toward Yield		394			705			705
Allowance for Loan Losses & Unearned Income	(104,245)			(107,408)			(124,698)
Net Loans	1,877,716	26,808	5.71%	1,855,310	27,121	5.85%	2,072,244	30,767	5.94%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	291,258	1,560	2.42%	308,486	1,525	2.27%	333,044	2,156	2.86%
Federal Funds Sold	196,243	423	0.86%	258,555	601	0.93%	91,475	74	0.32%
Total Investment Securities and Other Earning Assets	487,501	1,983	1.79%	567,041	2,126	1.66%	424,519	2,230	2.32%

TOTAL INTEREST-EARNING ASSETS	$2,365,217	$28,791	4.90%	$2,422,351	$29,247	4.87%	$2,496,763	$32,997	5.32%

Total Non-Interest Earning Assets	205,313			219,631			254,131
TOTAL ASSETS	$2,570,530			$2,641,982			$2,750,894

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$612,223	$1,267	0.83%	$583,711	$1,223	0.84%	$600,686	$1,404	0.93%
NOW	25,747	22	0.34%	24,215	20	0.33%	22,724	20	0.35%
Savings	102,348	633	2.47%	100,964	675	2.67%	86,382	609	2.82%
Time Deposits of $100,000 or More	616,612	1,293	0.84%	646,162	1,447	0.90%	654,647	1,587	0.97%
Other Time Deposits	318,400	800	1.01%	340,965	890	1.04%	374,346	1,043	1.11%
Total Interest Bearing Deposits	1,675,330	4,015	0.96%	1,696,017	4,255	1.00%	1,738,785	4,663	1.07%

BORROWINGS:
FHLB Advances and Other Borrowings	—	—	0.00%	21,132	6	0.11%	188,967	505	1.07%
Junior Subordinated Debentures	87,321	532	2.44%	87,321	547	2.51%	87,321	494	2.26%
Total Borrowings	87,321	532	2.44%	108,453	553	2.04%	276,288	999	1.45%

TOTAL INTEREST BEARING LIABILITIES	$1,762,651	$4,547	1.03%	$1,804,470	$4,808	1.07%	$2,015,073	$5,662	1.12%

Non-Interest Bearing Deposits	494,501			483,134			459,296
Other Liabilities	37,357			39,398			57,974
Shareholders’ Equity	276,021			314,980			218,551
TOTAL LIABILITIES AND EQUITY	$2,570,530			$2,641,982			$2,750,894

NET INTEREST INCOME		$24,244			$24,439			$27,335

NET INTEREST SPREAD			3.87%			3.80%			4.20%

NET INTEREST MARGIN			4.13%			4.07%			4.42%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Six Months Ended
	June 30, 2012			June 30, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,668,133	$45,571	5.46%	$1,938,990	$53,732	5.54%
Commercial Loans	288,695	7,054	4.89%	313,254	8,465	5.40%
Consumer Loans	15,511	205	2.64%	14,955	234	3.13%
Total Gross Loans	1,972,339	52,830	5.36%	2,267,199	62,431	5.51%
Loan Fees toward Yield		1,099			1,798
Allowance for Loan Losses & Unearned Income	(105,826)			(122,440)
Net Loans	1,866,513	53,929	5.78%	2,144,759	64,229	5.99%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	299,872	3,085	2.34%	333,865	4,139	2.76%
Federal Funds Sold	227,399	1,023	0.90%	80,214	253	0.63%
Total Investment Securities and Other Earning Assets	527,271	4,108	1.72%	414,079	4,392	2.35%

TOTAL INTEREST-EARNING ASSETS	$2,393,784	$58,037	4.88%	$2,558,838	$68,621	5.40%

Total Non-Interest Earnings Assets	212,472			277,094
TOTAL ASSETS	$2,606,256			$2,835,932

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$597,967	$2,490	0.83%	$622,347	$2,811	0.90%
NOW	24,981	41	0.33%	23,725	43	0.36%
Savings	101,656	1,308	2.57%	85,838	1,207	2.81%
Time Deposits of $100,000 or More	631,387	2,740	0.87%	665,088	3,277	0.99%
Other Time Deposits	329,683	1,690	1.03%	398,892	2,435	1.22%
Total Interest Bearing Deposits	1,685,674	8,269	0.98%	1,795,890	9,773	1.09%

BORROWINGS:
FHLB Advances and Other Borrowings	10,566	6	0.11%	219,794	1,234	1.12%
Junior Subordinated Debentures	87,321	1,079	2.47%	87,321	983	2.25%
Total Borrowings	97,887	1,085	2.22%	307,115	2,217	1.44%

TOTAL INTEREST BEARING LIABILITIES	$1,783,561	$9,354	1.05%	$2,103,005	$11,990	1.14%

Non-Interest Bearing Deposits	488,817			460,194
Other Liabilities	38,378			47,683
Shareholders’ Equity	295,500			225,050
TOTAL LIABILITIES AND EQUITY	$2,606,256			$2,835,932

NET INTEREST INCOME		$48,683			$56,631

NET INTEREST SPREAD			3.84%			4.26%

NET INTEREST MARGIN			4.10%			4.46%

* Tax equivalent ratios for investment securities

(concluded)